TONIX PHARMACEUTICALS HOLDING CORP. 8-K

Exhibit 99.01

FOR IMMEDIATE RELEASE

Tonix Pharmaceuticals Announces the Launch of the “Move Fibro Forward” Campaign to Bring Awareness to Individuals Impacted by Fibromyalgia

CHATHAM, N.J., July 21, 2025 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP), a fully-integrated biotechnology company, today announced that Tonix Medicines, Inc., its commercial subsidiary, launched the Move Fibro Forward campaign to bring awareness and support to individuals impacted by fibromyalgia, a debilitating condition with no new FDA-approved treatments in over 15 years.

“Millions of individuals impacted by fibromyalgia have suffered in silence for far too long,” said Thomas Englese, President of Tonix Medicines, Inc. “We believe that demonstrating our knowledge of, and compassion for, their condition and validation of their experience is an important step toward meaningful progress. This campaign is a reflection of our commitment to the community—both today and in the future.”

“Fibromyalgia can make you feel invisible,” said Sharon Waldrop, a person with lived experience and Founder of the Fibromyalgia Association. “Initiatives like Move Fibro Forward help shine a light on our experiences and encourage individuals impacted by fibromyalgia to seek education and resources.”

For more information about the campaign, visit www.movefibroforward.com.

About Fibromyalgia
Fibromyalgia is a chronic pain disorder that is understood to result from amplified sensory and pain signaling within the central nervous system. Fibromyalgia afflicts an estimated 10 million adults in the U.S., approximately 90% of whom are women. Symptoms of fibromyalgia include chronic widespread pain, nonrestorative sleep, fatigue, and morning stiffness. Other associated symptoms include cognitive dysfunction and mood disturbances, including anxiety and depression. Individuals suffering from fibromyalgia struggle with their daily activities, have impaired quality of life, and frequently are disabled. Physicians and patients report common dissatisfaction with currently marketed products.

Tonix Pharmaceuticals Holding Corp.
Tonix is a fully-integrated biotechnology company focused on transforming therapies for pain management and vaccines for public health challenges. Tonix’s development portfolio is focused on central nervous system (CNS) disorders, immunology, and infectious diseases. Tonix owns and operates a state-of-the art infectious disease research facility in Frederick, MD. Tonix Medicines, Inc. our wholly owned commercial subsidiary, markets treatments for acute migraine.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the failure to successfully market any of our products; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2025, and periodic reports filed with the SEC on or after the date thereof. All of Tonix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contacts
Jessica Morris
Tonix Pharmaceuticals
investor.relations@tonixpharma.com
(862) 799-8599

Brian Korb
astr partners
(917) 653-5122
brian.korb@astrpartners.com

Media Contact
Ray Jordan
Putnam Insights
ray@putnaminsights.com